Exhibit 99.1

Broadcom Limited Announces First Quarter

Fiscal Year 2016 Financial Results

•	Quarterly GAAP gross margin of 53 percent; Quarterly non-GAAP gross margin from continuing operations of 61 percent

•	Quarterly GAAP diluted EPS of $1.30; Quarterly non-GAAP diluted EPS from continuing operations of $2.41

SAN JOSE, Calif., and SINGAPORE – March 3, 2016 – Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today reported financial results for the first quarter of its fiscal year 2016, ended January 31, 2016, and provided guidance for the second quarter of its fiscal year 2016.

Recent Developments

Broadcom Limited is the successor to Avago Technologies Limited (“Avago”). Following Avago’s acquisition of Broadcom Corporation (“BRCM”) on February 1, 2016 (the “Acquisition”), Broadcom Limited became the ultimate parent company of Avago and BRCM. This is our first release of financial results following the Acquisition and relates solely to our predecessor, Avago, for the fiscal periods prior to the Acquisition. The guidance for future periods and other forward-looking information provided in this release relates to Broadcom Limited. Unless the context otherwise requires, references in this press release to “Broadcom,” “the Company,” “we,” “our,” “us” and similar terms are to Broadcom Limited from and after the effective time of the Acquisition and, prior to that time, to our predecessor, Avago. Broadcom’s financial results include results from Emulex Corporation (“Emulex”) starting in the third fiscal quarter of 2015 from the date of such acquisition. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented below, unless otherwise stated.

First Quarter Fiscal Year 2016 GAAP Results

Net revenue was $1,771 million, a decrease of 4 percent from $1,840 million in the previous quarter and an increase of 8 percent from $1,635 million in the same quarter last year.

Gross margin was $941 million, or 53 percent of net revenue. This compares with gross margin of $997 million, or 54 percent of net revenue in the prior quarter, and gross margin of $826 million, or 51 percent of net revenue in the same quarter last year.

Operating expenses were $466 million. This compares with $483 million in the prior quarter and $425 million for the same quarter last year.

Operating income was $475 million, or 27 percent of net revenue. This compares with operating income of $514 million, or 28 percent of net revenue, in the prior quarter, and $401 million, or 25 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $377 million, or $1.30 per diluted share. This compares with net income of $429 million, or $1.49 per diluted share, for the prior quarter, and $351 million, or $1.26 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the first fiscal quarter was $2,169 million, compared to $1,822 million at the end of the prior quarter.

The Company generated $474 million in cash from operations and spent $140 million on capital expenditures in the first fiscal quarter of 2016. The Company also received $68 million in cash from the completion of the sale of certain fiber optics subsystem manufacturing and related assets to a third party in the quarter.

On December 30, 2015, the Company paid a cash dividend of $0.44 per ordinary share, totaling $122 million.

First Quarter Fiscal Year 2016 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $1,782 million, a decrease of 4 percent from $1,853 million in the previous quarter, and an increase of 8 percent from $1,657 million in the same quarter last year.

Gross margin from continuing operations was $1,089 million, or 61 percent of net revenue. This compares with gross margin of $1,149 million, or 62 percent of net revenue, in the prior quarter, and gross margin of $974 million, or 59 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $783 million, or 44 percent of net revenue. This compares with operating income from continuing operations of $811 million, or 44 percent of net revenue, in the prior quarter, and $681 million, or 41 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $710 million, or $2.41 per diluted share. This compares with net income of $737 million, or $2.51 per diluted share last quarter, and net income of $596 million, or $2.09 per diluted share, in the same quarter last year.

First Quarter Fiscal Year 2016 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q1 16	Q4 15	Q1 15	Q/Q			Y/Y
Net Revenue	$1,782	$1,853	$1,657		-4%			+8%
Gross Margin	61%	62%	59%		-1	ppt		+2	ppt
Operating Expenses	$306	$338	$293	-$	32		+$	13
Net Income	$710	$737	$596	-$	27		+$	114
Earnings Per Share - Diluted	$2.41	$2.51	$2.09	-$	0.10		+$	0.32

“The completion of Avago’s acquisition of Broadcom Corporation has created the world’s leading diversified communications semiconductor company and marks another major milestone for us” said Hock Tan, President and CEO of Broadcom Limited. “The combined company presents significant opportunities to further increase shareholder returns, with a much larger scale and increased exposure within our attractive end markets that we address through a number of category-leading product franchises.”

Other Quarterly Data

	Percentage of Net Revenue*			Growth Rates
Net Revenue by Segment	Q1 16	Q4 15	Q1 15	Q/Q	Y/Y
Enterprise Storage	38	35	29	6%	40%
Wireless Communications	32	37	40	-15%	-13%
Wired Infrastructure	22	20	21	2%	11%
Industrial & Other	8	8	10	-10%	-13%

*	Represents percentages of non-GAAP net revenue.

Key Statistics (Dollars in millions)	Q1 16	Q4 15	Q1 15
Cash From Operations	$474	$582	$481
Depreciation	$60	$58	$54
Amortization	$184	$192	$172
Capital Expenditures	$140	$106	$162
Non-GAAP Days Sales Outstanding	54	50	39
Non-GAAP Inventory Days On Hand	64	68	67

Second Quarter Fiscal Year 2016 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the second quarter of fiscal year 2016, ending May 1, 2016, including projected contributions from the combined Avago and BRCM businesses, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net Revenue	$3,533M +/- $75M	$17M	$3,550 +/- $75M
Gross Margin	30.75% +/- 1%	$1,001M	59.00% +/- 1%
Operating Expenses	$2,147M	$1,315M	$832M
Interest and Other	$302M	$141M	$161M
Taxes provision (benefit)	($120)M	($170)M	$50M
Diluted Share Count	428M	15M	443M

•	Non-GAAP Net Revenue includes $17 million of intellectual property licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions;

•	Non-GAAP Gross Margin includes the effects of $17 million of intellectual property licensing revenue, and excludes the effects of $600 million of inventory step-up charges to record BRCM inventory at fair value, as part of the purchase accounting for the Acquisition, $329 million of amortization of intangible assets, $41 million of restructuring charges, $13 million of share-based compensation expense and $1 million of acquisition-related costs;

•	Non-GAAP Operating Expenses exclude $853 million of amortization of intangible assets, $237 million of restructuring charges, $182 million of share-based compensation, and $43 million of acquisition-related costs;

•	Non-GAAP Interest and Other excludes $141 million of debt modification fees and a loss on extinguishment of long-term debt; and

•	Non-GAAP tax provision excludes $170 million tax benefit representing the tax effects of the reconciling items noted above.

Capital expenditures for the second fiscal quarter are expected to be approximately $210 million. For the second fiscal quarter, depreciation is expected to be $104 million and amortization is expected to be approximately $1.2 billion. The cash balance at the end of the second fiscal quarter is expected to be in the range of $1.7 billion to $2 billion, which includes an expected repayment of $300 million of our outstanding debt in the quarter.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, all of which are subject to revision. The above guidance excludes the estimated results of certain acquired BRCM businesses classified as assets held for sale as of February 1, 2016, which will be reported as discontinued operations. The guidance also excludes the impact of any additional mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Broadcom will be presenting at the Susquehanna Financial Group’s Fifth Annual Semi, Storage & Tech Conference in New York City on March 10, 2016.

Financial Results Conference Call

Broadcom Limited will host a conference call to review its financial results for the first quarter of its fiscal year 2016, ended January 31, 2016, and to provide guidance for the second quarter of fiscal year 2016, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 46478676. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 46478676. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenues, and excludes amortization of intangible assets, share-based compensation expense, restructuring and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, write-off of debt issuance costs, gain (loss) on extinguishment of debt, income (loss) from and gain (loss) on discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. The presentation of these and other similar items in Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of analog and digital semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) the expected benefits of the Acquisition, (ii) the combined organization’s plans, objectives and intentions with respect to future operations and products, (iii) the combined organization’s competitive position and opportunities, (iv) the impact of the transaction on the market for the combined organization’s products, (v) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with our recent acquisition of BRCM, and other acquisitions we may make, including delays, challenges and expenses associated with integrating BRCM and other acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from BRCM and other acquisitions we may make; loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our ability to accurately estimate customers’ demand and adjust supply chain and third party manufacturing capacity accordingly; the significant indebtedness incurred by us in February 2016 in connection with the BRCM acquisition, including the need to generate sufficient cash flows to service and repay such debt; our ability to timely increase our internal manufacturing capacity to meet customer demand; our ability to improve our manufacturing efficiency and quality; increased dependence on a small number of markets; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Avago Technologies Limited’s, Broadcom Corporation’s and our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	January 31,	November 1,	February 1,
	2016	2015	2015
Net revenue	$1,771	$1,840	$1,635
Cost of products sold:
Cost of products sold	699	712	690
Purchase accounting effect on inventory	—	—	4
Amortization of intangible assets	130	129	113
Restructuring charges	1	2	2

Total cost of products sold	830	843	809

Gross margin	941	997	826
Research and development	267	287	235
Selling, general and administrative	114	118	117
Amortization of intangible assets	54	63	59
Restructuring and disposal charges	31	15	14

Total operating expenses	466	483	425

Operating income	475	514	401
Interest expense	(84)	(41)	(54)
Other income, net	3	12	4

Income from continuing operations before income taxes	394	485	351
Provision for income taxes	17	15	13

Income from continuing operations	377	470	338
Income (loss) from discontinued operations, net of income taxes	—	(41)	13

Net income	$377	$429	$351

Basic income per share:
Income per share from continuing operations	$1.36	$1.70	$1.33
Income (loss) per share from discontinued operations, net of income taxes	$—	$(0.15)	$0.05
Net income per share	$1.36	$1.55	$1.38
Diluted income per share:
Income per share from continuing operations	$1.30	$1.64	$1.22
Income (loss) per share from discontinued operations, net of income taxes	$—	$(0.15)	$0.04
Net income per share	$1.30	$1.49	$1.26
Shares used in per share calculations:
Basic	277	276	255
Diluted	289	287	278
Share-based compensation expense included in continuing operations:
Cost of products sold	$6	$7	$6
Research and development	28	30	19
Selling, general and administrative	23	26	24

Total share-based compensation expense	$57	$63	$49

BROADCOM LIMITED
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED
(IN MILLIONS, EXCEPT DAYS)
	Fiscal Quarter Ended
	January 31,	November 1,	February 1,
	2016	2015	2015
Net revenue on GAAP basis	$1,771	$1,840	$1,635
Acquisition-related purchase accounting revenue adjustment	11	13	22

Net revenue on non-GAAP basis	$1,782	$1,853	$1,657

Gross margin on GAAP basis	$941	$997	$826
Acquisition-related purchase accounting revenue adjustment	11	13	22
Purchase accounting effect on inventory	—	—	4
Amortization of intangible assets	130	129	113
Share-based compensation expense	6	7	6
Restructuring charges	1	2	2
Acquisition-related costs	—	1	1

Gross margin on non-GAAP basis	$1,089	$1,149	$974

Research and development on GAAP basis	$267	$287	$235
Share-based compensation expense	28	30	19
Acquisition-related costs	1	—	6

Research and development on non-GAAP basis	$238	$257	$210

Selling, general and administrative expense on GAAP basis	$114	$118	$117
Share-based compensation expense	23	26	24
Acquisition-related costs	23	11	10

Selling, general and administrative expense on non-GAAP basis	$68	$81	$83

Total operating expenses on GAAP basis	$466	$483	$425
Amortization of intangible assets	54	63	59
Share-based compensation expense	51	56	43
Restructuring and disposal charges	31	15	14
Acquisition-related costs	24	11	16

Total operating expenses on non-GAAP basis	$306	$338	$293

Operating income on GAAP basis	$475	$514	$401
Acquisition-related purchase accounting revenue adjustment	11	13	22
Purchase accounting effect on inventory	—	—	4
Amortization of intangible assets	184	192	172
Share-based compensation expense	57	63	49
Restructuring and disposal charges	32	17	16
Acquisition-related costs	24	12	17

Operating income on non-GAAP basis	$783	$811	$681

Interest expense on GAAP basis	$(84)	$(41)	$(54)
Acquisition-related costs	43	—	—

Interest expense on non-GAAP basis	$(41)	$(41)	$(54)

Other income, net on GAAP basis	$3	$12	$4
Other	—	(2)	—

Other income, net on non-GAAP basis	$3	$10	$4

Income from continuing operations before income taxes on GAAP basis	$394	$485	$351
Acquisition-related purchase accounting revenue adjustment	11	13	22
Purchase accounting effect on inventory	—	—	4
Amortization of intangible assets	184	192	172
Share-based compensation expense	57	63	49
Restructuring and disposal charges	32	17	16
Acquisition-related costs	67	12	17
Other	—	(2)	—

Income before income taxes on non-GAAP basis	$745	$780	$631

Provision for income taxes on GAAP basis	$17	$15	$13
Income tax effects of non-GAAP reconciling adjustments	18	28	22

Provision for income taxes on non-GAAP basis	$35	$43	$35

Net income on GAAP basis	$377	$429	$351
Acquisition-related purchase accounting revenue adjustment	11	13	22
Purchase accounting effect on inventory	—	—	4
Amortization of intangible assets	184	192	172
Share-based compensation expense	57	63	49
Restructuring and disposal charges	32	17	16
Acquisition-related costs	67	12	17
Income tax effects of non-GAAP reconciling adjustments	(18)	(28)	(22)
Discontinued operations, net of income taxes	—	41	(13)
Other	—	(2)	—

Net income on non-GAAP basis	$710	$737	$596

Shares used in per share calculation - diluted on GAAP basis	289	287	278
Non-GAAP adjustment	6	7	7

Shares used in per share calculation - diluted on non-GAAP basis(1)	295	294	285

Days sales outstanding on GAAP basis	55	50	40
Non-GAAP adjustment	(1)	—	(1)

Days sales outstanding on non-GAAP basis(2)	54	50	39

Inventory Days on Hand on GAAP basis	64	67	66
Non-GAAP adjustment	—	1	1

Inventory Days on Hand on non-GAAP basis(3)	64	68	67

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(2)	Days sales outstanding on a non-GAAP basis includes the impact of the acquisition-related purchase accounting revenue adjustment and excludes the impact of accounts receivable related to discontinued operations.
(3)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, and cost of products sold attributable to discontinued operations.

BROADCOM LIMITED

GAAP AND NON-GAAP NET REVENUE BY SEGMENT - UNAUDITED

(IN MILLIONS, EXCEPT PERCENTAGES)

	Fiscal Quarter Ended
	January 31,				November 1,				February 1,
	2016				2015				2015
	GAAP		Non-GAAP		GAAP		Non-GAAP		GAAP		Non-GAAP
Net revenue by segment:
Enterprise Storage	$678	38%	$678	38%	$639	35%	$639	35%	$486	30%	$486	29%
Wireless Communications	578	33	578	32	680	37	680	37	664	41	664	40
Wired Infrastructure	386	22	386	22	378	20	378	20	347	21	347	21
Industrial & Other (1)	129	7	140	8	143	8	156	8	138	8	160	10

Total net revenue	$1,771	100%	$1,782	100%	$1,840	100%	$1,853	100%	$1,635	100%	$1,657	100%

(1)	Non-GAAP data includes the effect of acquisition-related purchase accounting revenue adjustment.

BROADCOM LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	January 31,	November 1,
	2016	2015 (1)
ASSETS
Current assets:
Cash and cash equivalents	$2,169	$1,822
Trade accounts receivable, net	1,060	1,019
Inventory	490	524
Assets held-for-sale	4	22
Other current assets	248	388

Total current assets	3,971	3,775
Property, plant and equipment, net	1,505	1,460
Goodwill	1,685	1,674
Intangible assets, net	3,089	3,277
Other long-term assets	527	406

Total assets	$10,777	$10,592

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$523	$617
Employee compensation and benefits	101	250
Current portion of long-term debt	46	46
Other current liabilities	192	206

Total current liabilities	862	1,119
Long-term liabilities:
Long-term debt	3,892	3,903
Pension and post-retirement benefit obligations	469	475
Other long-term liabilities	433	381

Total liabilities	5,656	5,878

Shareholders’ equity:
Ordinary shares, no par value	2,699	2,547
Retained earnings	2,495	2,240
Accumulated other comprehensive loss	(73)	(73)

Total shareholders’ equity	5,121	4,714

Total liabilities and shareholders’ equity	$10,777	$10,592

(1)	Amounts as of November 1, 2015 have been derived from audited financial statements as of that date.

BROADCOM LIMITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED (IN MILLIONS)
	Fiscal Quarter Ended
	January 31,	November 1,	February 1,
	2016	2015	2015
Cash flows from operating activities:
Net income	$377	$429	$351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	244	250	226
Share-based compensation	57	63	49
Excess tax from share-based compensation	(23)	(23)	(20)
Non-cash restructuring and disposal charges	22	2	5
Loss (gain) on sale of businesses	—	28	(14)
Deferred taxes	(8)	(185)	(6)
Amortization of debt issuance costs and accretion of debt discount	4	4	7
Other	4	8	6
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(41)	(209)	64
Inventory	34	(1)	33
Accounts payable	(68)	81	(78)
Employee compensation and benefits	(149)	20	(90)
Other current assets and current liabilities	16	37	(45)
Other long-term assets and long-term liabilities	5	78	(7)

Net cash provided by operating activities	474	582	481

Cash flows from investing activities:
Purchases of property, plant and equipment	(140)	(106)	(162)
Proceeds from disposals of property, plant and equipment	—	47	26
Proceeds from sale of businesses	68	—	650
Acquisition of business	(12)	—	—
Purchases of investments	(1)	(5)	—

Net cash (used in) provided by investing activities	(85)	(64)	514

Cash flows from financing activities:
Dividend payments to shareholders	(122)	(116)	(89)
Issuance of ordinary shares	72	55	51
Excess tax from share-based compensation	23	23	20
Debt repayments	(11)	(12)	(12)
Debt issuance costs	(4)	—	—

Net cash used in financing activities	(42)	(50)	(30)

Net change in cash and cash equivalents	347	468	965
Cash and cash equivalents at beginning of period	1,822	1,354	1,604

Cash and cash equivalents at end of period	$2,169	$1,822	$2,569